EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Hi-Rise Recycling Systems, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 1999, relating to the consolidated financial statements, which appears in Hi-Rise Recycling Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Miami, Florida
January 4, 2000